Exhibit 10.2

                   CHANGE OF CONTROL AGREEMENT

     THIS CHANGE OF CONTROL AGREEMENT (this "Agreement") is made as of the 1st day of January, 2003, (the "Effective Date") by and between HEARTLAND FINANCIAL USA, INC., an Iowa corporation, (the "Company") and (See Attachment to Exhibit 10.2)(the "Employee").

                            RECITALS

     A. The Employee is currently serving as an employee of the Company or one of its Affiliates.

     B. The Company desires to continue to employ the Employee as an employee of the Company or one of its Affiliates and the Employer is willing to continue such employment.

     C. The Company recognizes that circumstances may arise in which a change of control of the Company through acquisition or otherwise may occur thereby causing uncertainty of employment without regard to the competence or past contributions of the Employee, which uncertainty may result in the loss of valuable services of the Employee, and the Company and the Employee wish to provide reasonable security to the Employee against changes in the employment relationship in the event of any such change of control.

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter contained, it is covenanted and agreed by and between the parties hereto as follows:

     1. Payment of Severance Amount. If the Employee's employment by the Company, or any Affiliate or successor of the Company, shall be subject to a Termination within the Covered Period, then the Company shall pay the Employee an amount equal to the applicable Severance Amount, payable within fifteen (15) days after the Employee's termination that is related to the Change of Control.

     2. Definitions. As used throughout this Agreement, all of the terms defined in this paragraph 2 shall have the meanings given below.

          A. An "Affiliate" shall mean any entity which owns or controls, is owned by or is under common ownership or control with, the Company.

          B. "Base Annual Salary" shall mean the amount equal to the sum of (i) the greater of Employee's then-current annual salary or the Employee's annual salary as of the date one (1) day prior to the Change of Control; (ii) the average of the three (3) most recent bonuses paid to the Employee; and (iii) the average of the three (3) most recent contributions made by the Company on behalf of the Employee to the Company's tax-qualified retirement plans (which, as of the date hereof, includes the profit sharing plan, the money purchase pension plan and the 401(k) plan).

          C.   A "Change of Control" shall mean:

               (i) the consummation of the acquisition by any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifty-one percent (51%) or more of the combined voting power of the then outstanding Voting Securities of the Company; or

               (ii)   the individuals who, as of the date
                      hereof, are members of the Board of
                      Directors of the Company (the "Board")
                      cease for any reason to constitute a
                      majority of the Board, unless the
                      election, or nomination for election by
                      the stockholders, of any new director was approved by a vote of a majority of the Board, and such new director shall, for purposes of this Agreement, be considered as a member of the Board; or

               (iii) approval by stockholders of the Company of: (1) a merger or consolidation if the stockholders, immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty-one percent (51%) of the combined voting power of the then outstanding Voting Securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the Voting Securities of the Company outstanding immediately before such merger or consolidation; or (2) a complete liquidation or dissolution or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because fifty-one percent (51%) or more of the combined voting power of the then outstanding securities of the Company are acquired by: (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the entity; or (2) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders in the same proportion as their ownership of stock immediately prior to such acquisition.

          D. "Covered Period" shall mean the period beginning six (6) months prior to a Change of Control and ending twelve (12) months after a Change of Control.

          E. "Termination" shall mean termination of the Employee's employment either:

               (i) by the Company or its successor, as the case may be, during the Covered Period, other than a Termination for Cause or any termination as a result of death, disability, or normal retirement pursuant to a retirement plan to which the Employee was subject prior to any Change of Control; or

               (iii)  by the Employee, for any reason, during
                      the period beginning ten (10) days prior to a Change of Control and ending ten (10) days after a Change of Control.

          F. "Severance Amount" shall mean the sum of all amounts earned or accrued through the Termination Date, including Base Annual Salary, deferred compensation plan accruals and vacation pay, plus (See Attachment to Exhibit 10.12) times the Employee's Base Annual Salary.

          G. "Termination for Cause" shall mean only a termination by the Company as a result of the Employee's fraud, misappropriation of or intentional material damage to the property or business of the Company (including its Affiliates), substantial and material failure by the Employee to fulfill the duties and responsibilities of his or her regular position and/or comply with the Company's or its Affiliates' policies, rules or regulations, or the Employee's conviction of a felony.

          H. "Termination Date" shall mean the date of employment termination indicated in the written notice provided by the Company or the Employee to the other.

          I. "Voting Securities" shall mean any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.

     3. Medical and Dental Benefits. If the Employee's employment by the Company or any Affiliate or successor of the Company shall be subject to a Termination within the Covered Period, then to the extent that the Employee or any of the Employee's dependents may be covered under the terms of any medical and dental plans of the Company (or any Affiliate) for active employees immediately prior to the termination, the Company will provide the Employee and those dependents with equivalent coverages for a period not to exceed twelve (12) months from the Termination Date. The coverages may be procured directly by the Company (or any Affiliate, if appropriate) apart from, and outside of the terms of the plans themselves; provided that the Employee and the Employee's dependents comply with all of the conditions of the medical or dental plans. In the event the Employee or any of the Employee's dependents become eligible for coverage under the terms of any other medical and/or dental plan of a subsequent employer which plan benefits are comparable to Company (or any Affiliate) plan benefits, coverage under Company (or any Affiliate) plans will cease for the eligible Employee and/or dependent. The Employee and Employee's dependents must notify the Company (or any Affiliate) of any subsequent employment and provide information regarding medical and/or dental coverage available. In the event the Company (or any Affiliate) discovers that the Employee and/or dependent has become employed and not provided the above notification, all payments and benefits under this Agreement will cease.

     4. Out-Placement Counseling. If the Employee's employment by the Company or any Affiliate or successor of the Company shall be subject to a Termination within the Covered Period, the Company will provide out-placement counseling assistance in the form of reimbursement of the expenses incurred for such assistance within the twelve (12) month period following the Termination Date, such reimbursement amount not to exceed one-quarter (1/4) of the Employee's Base Annual Salary on the Termination Date.

     5. Notices. Notices and all other communications under this Agreement shall be in writing and shall be deemed given when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Company to:

     Heartland Financial USA, Inc.
     Attention:  President
     1398 Central Avenue
     Box 778
     Dubuque, Iowa  52004-0778

     If to the Employee to:

     (See Attachment to Exhibit 10.2)

or to such other address as either party may furnish to the other in writing, except that notices of changes of address shall be effective only upon receipt.

     6. Applicable Law. This Agreement is entered into under, and shall be governed for all purposes by, the laws of the state of Iowa.

     7. Severability. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement and all other provisions shall remain in full force and effect.

     8. Withholding of Taxes. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as may be required pursuant to any law, governmental regulation or ruling.

     9. Not an Employment Agreement. Nothing in this Agreement shall give the Employee any rights (or impose any obligations) to continued employment by the Company or any Affiliate or successor of the Company, nor shall it give the Company any rights (or impose any obligations) for the continued performance of duties by the Employee for the Company or any Affiliate or successor of the Company.

     10. No Assignment. The Employee's rights to receive payments or benefits under this Agreement shall not be assignable or transferable whether by pledge, creation of a security interest or otherwise, other than a transfer by will or by the laws of descent or distribution. In the event of any attempted assignment or transfer contrary to this paragraph, the Company shall have no liability to pay any amount so attempted to be assigned or transferred. This Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     11. Successors. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns
(including, without limitation, any company into or with which the Company may merge or consolidate). The Company agrees that it will not effect the sale or other disposition of all or substantially all of its assets unless either (a) the person or entity acquiring the assets, or a substantial portion of the assets, shall expressly assume by an instrument in writing all duties and obligations of the Company under this Agreement, or
(b) the Company shall provide, through the establishment of a separate reserve, for the payment in full of all amounts which are or may reasonably be expected to become payable to the Employee under this Agreement.

     12. Legal Fees. All reasonable legal fees and related expenses (including the costs of experts, evidence and counsel) paid or incurred by the Employee pursuant to any dispute or question of interpretation relating this Agreement shall be paid or reimbursed by the Company if the Employee is successful on the merits pursuant to a legal judgment, arbitration or settlement.

     13. Term. This Agreement shall remain in effect through December 31, 2003. In the event of a Change of Control during the term of this Agreement, this Agreement shall remain in effect for the Covered Period.

     14. Amendment. This Agreement may not be amended or modified except by written agreement signed by the Employee and the Company.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first written.

HEARTLAND FINANCIAL USA, INC.



By:  /s/ Mark C. Falb                   /s/ Employee
     ----------------------             --------------------
     Mark C. Falb                       (See Attachment to
     Director                           Exhibit 10.2)
     Chairman, Compensation Committee


                   ATTACHMENT TO EXHIBIT 10.2


                               TIMES
      EMPLOYEE                  PAY            ADDRESS
---------------------         -------   -----------------------

1.   Paul J. Peckosh          one (1)   1090 Langworthy Street
                                        Dubuque, IA  52003-7316

2.   Douglas J. Horstmann     one (1)   2418 Beacon Hill Drive
                                        Dubuque, IA  52003